UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):        September 13, 2016

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On September 13, 2016, Christopher B. Curtis, a member of the Board of Directors (the “Board”) of Aegion Corporation (“Aegion”), notified the Board that he was resigning as a director of Aegion effective on September 30, 2016. Effective August 1, 2016, Mr. Curtis was appointed as Chief Executive Officer of Wencor Group, which provides innovative quality solutions to the aerospace industry. Mr. Curtis' resignation from the Board was a result of the increased demands on his time in fulfilling the responsibilities associated with his new role as Chief Executive Officer of Wencor Group and not as a result of any disagreement with Aegion, Aegion’s management or the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief Administrative Officer

Date: September 15, 2016